SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        February 3, 2003


                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     0-19278                   13-3357370
       (State or other         (Commission file Number)             (IRS
jurisdiction of incorporation)                               Identification No.)


                    51 James Way, Eatontown, New Jersey 07724
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code        (732) 542-2800



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                              Item 5. Other Events

Osteotech, Inc. ("Osteotech") announced today that it has entered into a three
(3) year agreement with SpineVision SA and SpineVision, Inc. (collectively "SpineVision") to exclusively market and distribute in the United States and Puerto Rico SpineVision's Plus(TM) Deformity System, a hook, rod and screw system that offers advanced features for use in scoliosis, trauma and low back surgeries; the C 3(TM) Cervical Plate System, a unique anterior plating system that is designed to aid in achieving fusion in the cervical spine; and the Uni-Thread(TM) Lumbar System, which is the first single threaded pedicle screw system that offers both a polyaxial and lateral linking in one system, designed to provide stabilization of the spine in low back procedures. Osteotech will feature the three product systems at the American Academy of Orthopaedic Surgeons meeting in New Orleans when exhibits open on February 5, 2003.

In accordance with the terms of the Agreement, Osteotech, which has been granted first right of refusal to distribute all new SpineVision products in the Untied States and Puerto Rico, will commence a trial period of no less than six months or more than nine months, during which time Osteotech will evaluate the market's reception of the SpineVision products. At the end of the trial period, if neither party has terminated the Agreement, the exclusivity period commences and continues for the balance of the three (3) year term of the Agreement. The agreement may be terminated by either party for any reason upon ninety (90) days notice to the other party.

Certain statements made throughout this press release that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts which factors are detailed from time to time in the Company's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2001 and the Form 10-Q for each of the first three quarters of 2002) filed with the Securities and Exchange Commission.

SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 3, 2003

                                                OSTEOTECH, INC.
                                       --------------------------------
                                                (Registrant)


                                       By:     /s/ Michael J. Jeffries
                                           -------------------------------------
                                             Michael J. Jeffries
                                             Executive Vice President,
                                             Chief Financial Officer
                                             (Principal Financial Officer
                                             and Principal Accounting Officer)